Exhibit 99.1

BM TECHNOLOGIES www.bmtx.com RUBENSTEIN PUBLIC RELATIONS CONTACT: Julie Strickland (212) 805-3062 jstrickland@rubensteinpr.com

BM Technologies Increases Preliminary Third Quarter and Full Year 2021 Financial Guidance & Provides Corporate Update

RADNOR, PA, October 13, 2021 – BM Technologies, Inc. (NYSE American: BMTX), one of the largest digital banking platforms in the country, increases preliminary third quarter revenue and EBITDA guidance to approximately $22 million and $6 million respectively and about $92 million and $24 million for the full year ending December 31st, 2021.

Throughout 2021 BMTX has delivered strong revenue and improving profitability, with record results for the second quarter and first half of 2021. The company generated second quarter 2021 GAAP revenues of $22.9 million, an increase of 48% compared to the prior year, and $13.9 million of core EBITDA (a non-GAAP financial measure) in the first half of 2021, nearly four times all of 2020.

“We are investing heavily in our products and marketing on the student side of our business and are confident in our ability to acquire more students and retain them as customers for life by continuing to solve their most pressing pain points,” said Luvleen Sidhu, Chair, CEO, and Founder of BM Technologies. “Our New Businesses which include our White Label and Workplace Banking verticals continue to experience significant expansion. We are actively working our pipeline of prospective new white label customers to offer a suite of financial services products through our proprietary API driven platform. Additionally, Google recently announced it is winding down its Plex program and although disappointing, BMTX continues to pursue various growth strategies and initiatives and this will not impact our ability to generate meaningful revenue and EBITDA now and in the future.”

Sidhu added: “As one of the largest digital banking platforms in the country with approximately 2 million account holders, we remain focused on expanding our profitable, high-growth business model. We look forward to our earnings announcement in November and building long-term value for our shareholders.”

Other growth initiatives BMTX will pursue over the next 6 to 18 months include:

●	Expanding our digital banking platform with customized credit monitoring and identity protection services to improve engagement and customer retention.

●	Marketing credit to qualified customers to drive stronger engagement and customer lifetime value.

●	Implementing and launching a Direct-to-Consumer (“D2C”) segmentation strategy to provide target affinity groups with meaningful products and services.

“Our objective has always been to execute our purpose driven mission to reach those who are underserved by traditional banks using state of the art mobile technology and operating with the best risk management infrastructure” commented Sidhu.

Third Quarter and Full Year 2021 Guidance

Revenues in the third quarter of 2021 are expected to be approximately $22 million, representing an increase of about 20% when compared to revenues of $18.3 in the same year-ago quarter. Revenues in the full year 2021 are expected to be about $92 million, representing an increase of approximately 37% when compared to revenues of $66.9 in the full year 2020.

The company expects core EBITDA of at least $6.0 million in the third quarter of 2021, representing an increase of at least 60% when compared to core EBITDA of $3.7 million in the same year-ago quarter. The company expects core EBITDA of approximately $24.0 million for the full year 2021, representing an increase of about 535% when compared to core EBITDA of $3.8 million in the full year 2020. Core EBITDA is a non-GAAP measure; a reconciliation of historical periods is included at the end of this release.

“We continue to experience growth and leverage in our innovative business model, as evidenced by our increasing revenues and significant ramp in EBITDA,” Bob Ramsey, CFO of BM Technologies. “In fact, year-to-date EBITDA through the first three quarters of 2021 is expected to be over 5 times greater than EBITDA in all of 2020.”

About BM Technologies, Inc.

BM Technologies, Inc. (NYSE American: BMTX)—formerly known as BankMobile—is among the largest digital banking platforms in the U.S., providing access to checking and savings accounts, personal loans, credit cards, and financial wellness. It is focused on technology, innovation, easy-to-use products, and education with the mission of being “customer-obsessed” and creating “customers for life.” The BM Technologies (BMTX) digital banking platform employs a multi-partner distribution model, known as “Banking-as-a-Service” (BaaS), that enables the acquisition of customers at higher volumes and substantially lower expense than traditional banks, while providing significant benefits to its customers, partners, and business. BM Technologies (BMTX) currently has approximately two million accounts and provides disbursement services at approximately 735 college and university campuses (covering one out of every three college students in the U.S.). BM Technologies, Inc. (BMTX) is a technology company and is not a bank, which means it provides banking services through its partner bank. More information can also be found at www.bmtx.com.

Note about Non-GAAP Financial Measures

A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents core EBITDA, which is a non-GAAP measure. Core EBITDA is determined by taking net income (loss) and adding interest, taxes, depreciation, amortization, loss (gain) on fair value mark of private warrant liabilities, stock-based compensation expenses, and merger or other non-core expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

Non-GAAP Reconciliation

	Three Months Ended September 30, 2020	Year Ended December 31, 2020

GAAP Net Income	251	(11,793)
Add: depreciation and amortization	2,880	12,021
Subtract: non-cash lease and other adjustments	(279)	(322)
Add: interest	353	1,395
Add: taxes	7	23
Add: non-cash equity comp	93	468
Add: non-cash loss on software write-down	-	1,248
Add: merger expense	377	739
=Core EBITDA	3,681	3,779

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Investors are cautioned that there can be no assurance actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. These risks and uncertainties include, but are not limited to, general economic conditions, consumer adoption, technology and competition, the ability to enter into new partnerships, regulatory risks, risks associated with the higher education industry and financing, and the operations and performance of the Company’s partners, including white-label partners, and other factors described in the section entitled “Risk Factors” and in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). The Company’s SEC filings are available publicly on the SEC website at www.sec.gov. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Contact Information

Investors:
Bob Ramsey
Chief Financial Officer, BM Technologies, Inc. (BMTX)
571-236-8851
rramsey@bmtx.com

Media Inquiries:
Julie Strickland
Rubenstein Public Relations, Inc.
212-805-3062
jstrickland@rubensteinpr.com

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